UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

SCHEDULE 14C

(RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[ ]	Preliminary Information Statement

[X]	Definitive Information Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

ZENERGY BRANDS, INC.

(Name of Registrant As Specified In Its Charter)

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[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ______________________________________

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials

[ ]	check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:
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ZENERGY BRANDS, INC.

NOTICE OF STOCKHOLDER MEETING

May 11, 2018

Dear Stockholders:

We are furnishing the attached Information Statement to the holders of Class A and Class B common stock, par value $0.001 per share (together, the “Common Stock”), of Zenergy Brands, Inc., a Nevada corporation (the “Company,” “we,” “us,” “our” or similar terminology). The purpose of the Information Statement is to notify the Company’s stockholders that the Company held a meeting on April 12, 2018, at which the holders of approximately 82% of our outstanding Common Stock as of April 12, 2018, approved the election of Alex Rodriguez, Byron T. Young and Joshua Campbell as directors of the Company (the “Action”).

No other votes were required to adopt the Action and none were solicited or are being solicited hereunder. The accompanying Information Statement is being provided to you for your information to comply with the requirements of Regulation 14C of the Securities Exchange Act of 1934, as amended (“Exchange Act”). You are urged to read the Information Statement carefully in its entirety. However, no action is required on your part in connection with the Information Statement or the actions taken by the Voting Stockholders. No additional meeting of our stockholders will be held or proxies requested.

Under Rule 14c-2(b) of the Exchange Act, the Actions described in this Information Statement may constitute a “corporate action” under such Rule and therefore may not be effective until 20 calendar days after we have sent or given the Information Statement to our stockholders. To fulfill the requirements of Regulation 14C, we intend to distribute this Notice and Information Statement to our stockholders. The record date for purposes of determining the number of issued and outstanding shares of voting stock, and thus voting power, was April 12, 2018. THIS IS FOR YOUR INFORMATION ONLY. YOU DO NOT NEED TO DO ANYTHING IN RESPONSE TO THIS INFORMATION STATEMENT. THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

Sincerely

/s/ Alex Rodriguez
Name:	Alex Rodriguez
Title:	Chief Executive Officer and Chief Financial Officer

ZENERGY BRANDS, INC.

7700 Windrose Ave. #G300, Plano TX 75024

(469) 228-1400

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

INTRODUCTION

This Information Statement is being furnished to the holders of Class A and Class B common stock, par value $0.001 per share (the “Common Stock”), of Zenergy Brands, Inc. (the “Company,” “we,” “us,” “our” or similar terminology) in connection with the actions taken by our majority stockholders at a meeting on April 12, 2018.

This Information Statement is being furnished by us to our stockholders of record as of April 12, 2018 (the “Record Date”), to inform our stockholders that on April 12, 2018, the Company held a shareholder meeting at which holders of approximately 82% of our outstanding Common Stock as of such date, approved the election of Alex Rodriguez, Byron T. Young and Joshua Campbell as directors of the Company (the “Action”).

As of the Record Date, the Voting Shareholders beneficially owned an aggregate of 377,152,650 of our Class A Common Stock and 10,000,000 shares, or 100.0%, of our Class B Common Stock. Each share of our Class A Common Stock has one vote per share, and each share of our Class B Common Stock has 200 votes per share. Accordingly, the Voting Shareholders control a majority (82%) of our voting power and therefore are able to control all matters submitted to our stockholders for approval.

We are distributing this Information Statement to our stockholders in satisfaction of any notice requirements we may have under Regulation 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

This Information Statement is dated as of and is first being sent or given to our stockholders of record on or about May 14, 2018.

As of the Record Date, there were 1,064,068,441 shares of our Class A Common Stock and 10,000,000 shares of our Class B Common Stock issued and outstanding and entitled to notice of and to vote on all matters presented to stockholders. We have 500,000 shares of Series A preferred stock issued and outstanding. The required vote for the adoption of the Actions was a majority of the issued and outstanding shares of Common Stock. On April 12, 2018, the Voting Stockholders, as the holder of record of approximately 82% of the outstanding shares of our voting stock on such dates, held a meeting to approve the Action. Because sufficient stockholder approval was obtained for the approval of the Action, no other consents or votes were or will be solicited in connection with this Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Proposals by Security Holders

No stockholder has requested that we include any additional proposals in this Information Statement.

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Interest of Certain Persons In or Opposition to Matters to be Acted Upon

Except as described below, no director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, resulting from the Action described herein, which is not shared by all other stockholders pro-rata, and in accordance with their respective interests.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information about the beneficial ownership of our Common Stock and Class B Common Stock as of March 31, 2018, by:

●	Each of our named executive officers and directors,
●	All executive officers and directors as a group, and
●	Each person known by us to be the beneficial owner of more than 5% of our outstanding capital stock.

Unless otherwise noted below, the address for each beneficial owner listed on the table is c/o Zenergy Brands, Inc, 7700 Windrose Ave. #G300, Plano, TX 75024. We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of capital stock that they beneficially own, subject to applicable community property laws.

In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of Common Stock subject to options or issuable upon conversion of preferred stock held by that person that are currently exercisable or exercisable within 60 days of March 31, 2018. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

	Class A		Class B
	Common		Common
	Stock Beneficial	Percent of	Stock Beneficial	Percent of
Name and Address of Beneficial Owner	Ownership	Class (1)	Ownership	Class (2)
Named Executive Officers and Directors:

Byron T. Young (3)	237,152,650	22.4%	5,000,000	50.0%
Alex Rodriguez (4)	140,000,000	13.2%	5,000,000	50.0%

All executive officers and directors as a group (two people)	377,152,650	35.7%	10,000,000	100.0%

(1)	Calculated on the basis of 1,057,268,441 issued and outstanding shares of Class A common stock as of March 31, 2018. Share amount excludes shares which Mr. Young has a right to acquire. See Note 3 below. Holders of our Class A common stock are entitled to one vote per share.
(2)	Calculated on the basis of 10,000,000 issued and outstanding shares of Class B common stock as of March 31, 2018 holders of our Class B common stock are entitled to 200 votes per share.
(3)	Shares consist of 141,809,650 shares owned, 56,333,333 shares issuable upon conversion of promissory notes and 32,166,667 issuable upon exercise of warrants. Calculation of percent is based upon 1,025,543,334 shares which include the convertible note shares and warrant shares. Shares are owned by various partnerships, retirement accounts and the personal account of Mr. Young who beneficially owns such shares. Mr. Young’s address is 4200 South Freeway, #408, Ft. Worth, TX 76115.
(4)	Shares are owned by NAUP Investments, LLC, which is an entity owned or controlled by Mr. Rodriguez who is deemed the beneficial owner of such shares. NAUP Investments, LLC’s address is 1861 Brown Blvd., Ste. 217-703, Arlington, TX 76006.

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DESCRIPTION OF STOCKHOLDER ACTIONS

Introduction

On April 12, 2018, the Voting Stockholders, as the holder of approximately 82% of our outstanding Common Stock as of such date, approved at a meeting, action to elect Alex Rodriguez, Byron T. Young and Joshua Campbell as directors of the Company.

Effectiveness of the Actions

Under Rule 14c-2(b) of the Exchange Act, the Actions described in this Information Statement may constitute a “corporate action” under such Rule and therefore may not be effective until 20 calendar days after we have sent or given the Information Statement to our stockholders. To fulfill the requirements of Regulation 14C, we intend to distribute this Notice and Information Statement to our stockholders.

Certain Information Regarding the Newly Appointed Directors

The following is certain biographical information relating to Mr. Rodriguez, Mr. Young and Mr. Campbell as provided to the Company by Mr. Rodriguez, Mr. Young and Mr. Campbell, respectively:

Alex Rodriguez, 44, has served as our President and Chief Executive Officer, and as a member of our board of directors since December 2015. Mr. Rodriguez has 18 years of energy experience and a total of 22 years of business experience at the C-Level across the energy, telecom and information technology industries. Mr. Rodriguez is a business development and marketing executive that has successfully launched five different companies that were collectively responsible for nearly $6 billion in sales revenue over the course of his career within the energy (power and natural gas) industry. This experience includes, but is not limited to the following private companies SYNRG Marketing (Chief Business Officers & Partner) and Utility Choice Electric (VP of Sales & Marketing) from 2001 through 2003, AmPro Energy (VP if Business Development) from 2003 through 2004, Stream Energy and Ignite (Founder & Managing Partner) from 2004 through end of 2009. In August 2004, Mr. Rodriguez co-founded and served as Managing Partner of Stream Energy, a fast-growing retail energy provider that provided electricity and natural gas services to approximately 400,000 customers and grossed over $2 billion within the first four years of operation. Upon his exit from Stream Energy in late 2009, Mr. Rodriguez founded and still serves as Managing Director of what is now known as NAUP Investments, LLC, which is an energy holding company and venture development firm with holdings and/or previous holdings in energy, solar, energy brokerage and energy software related entities. In his position at NAUP, Mr. Rodriguez founded and grew several companies. Diversegy LLC and EPIQ Energy, LLC were among these NAUP projects. Rodriguez served as CEO for these companies and was successful in selling both of these companies to an NYSE publicly traded energy company (Genie Energy) in December of 2013. Diversegy LLC is a national energy brokerage company that advises commercial, industrial and municipal customers regarding their natural gas and power needs. The board of directors believes that Mr. Rodriguez’s experience in business development and successful growth and sales in the energy industry, as well as his understanding of energy sector business operations, will be valuable in executing our business strategy.

Byron T. Young, 44, has served as our Treasurer and as our Chairman of the Board since December 2015. As the Company’s Chairman, Mr. Young oversees the Company’s vision, growth, strategies and expansion efforts. He has over 20 years of entrepreneurial experience founding several technology-based companies and leading them through an exit strategy and/or into profitable growth stages. His experience encompasses the telecommunications, wireless, software and energy industries. In the early 1990s, Mr. Young founded several paging services companies that operated profitably through the peak of the paging services space. This led him to found a Competitive Local Exchange Carrier (C-LEC) in 2001 under the name of Extel Enterprises, which was ultimately sold to publicly traded Usurf America, Inc. in 2004. Shortly thereafter, Mr. Young founded a Retail Energy Provider in 2005 under the name Young Energy, LLC, which provides electricity and natural gas services to residential and commercial customers in Texas and where Mr. Young currently serves as a senior advisor and board member. In 2010, Mr. Young founded Assist Wireless, a wireless communication company providing prepaid cellular voice and data as well as government subsidized lifeline services to over 130,000 customers across four states. He currently serves as CEO of Assist Wireless. In November 2017, Mr. Young founded MegaCrypto, Inc. which currently mines cryptocurrencies such as Bitcoin and Litecoin. The board of directors believes that Mr. Young’s experience founding and operating technology-based companies provides him with an intimate knowledge of our day-to-day operations, business and competitive environment, as well as our opportunities, challenges and risks.

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Joshua Campbell, 42, has served as our Secretary and Senior Vice President of Administration & Planning since April 2018, where he is responsible for the Company’s back-office functions, including but not limited to compliance and regulatory matters, planning, budgets, billing and reconciliation of all affiliate Company revenues. Mr. Campbell has 15 years of operational, business continuity and infrastructure related experience, including setting up and establishing operating infrastructure and information technology (IT) related infrastructure departments, and implementing best-practices operating policies and procedures. From 2009 to 2017, Mr. Campbell, served as the Senior Information Technology Manager for USA Environment, LP, where he reported to the chief operating officer and chief risk officer and was primarily responsible for ensuring the reliability and stability of the company’s operating network infrastructure which supported approximately 500 users across multiple offices and job-sites across the continental United States. In that position, he oversaw network design and re-design and the transition into a “virtual environment”, and he also managed data centers and facilities and key vendor relationships to ensure business continuity and disaster recovery protocols. His team was also responsible for installing and supporting all network hardware peripherals such as firewalls, routers, switches, servers, wireless access points, MPLS, and telecom premise equipment/systems. From 2005 through 2009, Mr. Campbell worked in the deregulated energy industry, being amongst the first team members for a start-up that was co-founded by Alex Rodriguez, Stream Energy. During this period, Mr. Campbell held the role of Director of Network Services, wherein, his responsibilities included infrastructure creation and maintenance, telecom services, and the design and build-out of the company’s customer service call center. In 2007, Campbell joined US First Energy, an energy brokerage with offices in Dallas, Houston, Chicago and New York City, where he was responsible for operations, business process engineering and management of the company’s information and payroll systems. From 1997 to 2005, Mr. Campbell served in various management level positions at the respective IT and infrastructure departments of Omni Hotels, Dairy Farmers of America, and USD 500 (Kansas City).

There are no family relationships between any of our directors or executive officers.

Board Committees and Director Independence

Director Independence

We do not have any independent directors as the OTCQB marketplace, on which the Company’s securities are currently traded, does not have a requirement that certain members of a company’s board of directors be independent. In evaluating the independence of its members and the composition of its planned committees, the board of directors utilizes the definition of “independence” developed by the Nasdaq Stock Market and in SEC rules, including the rules relating to the independence standards of audit committee members and the non-employee director definition of Rule 16b-3 promulgated under the Exchange Act. The board of directors has determined that none of its current members is independent.

Board Committees

Our Board of Directors has not established any committees, including an audit committee, a compensation committee or a nominating committee, or any committee performing a similar function. The functions of those committees are being undertaken by our Board. Because we do not have any independent directors, our Board believes that the establishment of committees of our Board would not provide any benefits to our company and could be considered more form than substance.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our directors and executive officers and persons who beneficially own more than 10% of our common stock (referred to herein as the “reporting persons”) file with the SEC various reports as to their ownership of and activities relating to our common stock. Such reporting persons are required by the SEC regulations to furnish us with copies of all Section 16(a) reports they file.

Based solely upon a review of copies of Section 16(a) reports and representations received by us from reporting persons, and without conducting any independent investigation of our own, in fiscal year 2017, all Forms 3, 4 and 5 were timely filed with the SEC by such reporting persons.

Code of Business Conduct and Ethics and Insider Trading Policy

We have not adopted a code of ethics or an insider trading policy. We expect that we will adopt a code of business conduct and ethics and an insider trading policy that apply to all of our employees, officers and directors, including those officers responsible for financial reporting. Once adopted, we will make the code of business conduct and ethics and such insider trading policy available on our website at www.zenergybrands.com. We intend to post any amendments to the code, or any waivers of its requirements, on our website.

Executive Compensation

The following table sets forth all compensation paid to our named executive officers at the end of the fiscal years ended December 31, 2017 and 2016. Individuals we refer to as our “named executive officers” include our Chief Executive Officer and Chief Financial Officer.

Name and Principal Position	Fiscal Year Ended	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Alejandro Rodriguez (1)	12/31/2017	180,000	-	-	-	-	180,000
	12/31/2016	180,000	-	-	-	-	180,000

Byron T. Young (2)	12/31/2017	102,000	-	-	-	-	102,000
	12/31/2016	102,000	-	-	-	-	102,000

(1) Mr. Rodriguez was appointed as a Director and our President on November 23, 2015 and as our Chief Executive Officer on February 4, 2016 in addition to the offices he previously held.

(2) Mr. Young was appointed as Chairman of the Board, Chief Executive Officer, Secretary and Treasurer of the Company on November 18, 2015 and on February 4, 2016 relinquished his role as Chief Executive Officer upon the appointment of Mr. Rodriguez to such position.

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Narrative Disclosure to Summary Compensation Table

Employment Agreements

The Company has an oral agreement with Mr. Rodriguez pursuant to which he receives a salary of $180,000 per year for his services as our President, Chief Executive Officer and Chief Financial Officer. During the year ended December 31, 2017, Mr. Rodriguez was paid $180,000.

Mr. Young currently receives $102,000 per year as compensation for his services as Chairman of the Board. Mr. Young has not been paid and the Company has accrued the balance.

Outstanding equity awards

None.

Compensation of Directors

Historically, our directors have not received compensation for their service as a member of our board, but we may compensate our directors for their service in the future. We reimburse our directors for reasonable travel expenses incurred in attending board and committee meetings. We also intend to allow our directors to participate in any equity compensation plans that we adopt in the future.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions

Stock Purchases

On February 1, 2016, the Company entered into a Stock Purchase Agreement with Mr. Alex Rodriguez, its President, Chief Executive Officer, Chief Financial Officer and director pursuant to which Mr. Rodriguez purchased 2,000,000 of the Company’s shares of the Company’s Class B Common Stock in exchange for $6,000. On February 1, 2016, the Company also entered into a Stock Purchase Agreement with Mr. Byron Young, its Chairman, pursuant to which Mr. Young purchased 2,000,000 of the Company’s shares of Class B Common Stock in exchange for $6,000.

On June 30, 2016, the Company entered into a Stock Purchase Agreement with Mr. Rodriguez pursuant to which Mr. Rodriguez purchased 3,000,000 shares of the Company’s Class B Common Stock for $9,000. On June 30, 2016, the Company also entered into a Stock Purchase Agreement with Mr. Young pursuant to which he purchased 3,000,000 shares of the Class B Common Stock for $9,000.

On July 1, 2016, the Company exchanged 165,000,000 shares of the Company’s unregistered shares of Common Stock for 100% of the outstanding Common Stock of Chron Energy, Inc. (“CEI”), a Nevada Corporation to related parties in which Alex Rodriguez had a 50% beneficial interest.

Loan from Chairman

On November 20, 2015, the Company issued a convertible secured promissory note in the amount of up to $200,000 of which $169,000 in loan advances have been made by Mr. Young to the Company. Interest on the amount outstanding under the note accrues at an annual rate equal to the lesser of 2.0% or the highest lawful rate, as defined in the note. The outstanding principal amount and all accrued and unpaid interest shall be due and payable on December 31, 2016. Through an amendment to the note, the due date has been extended to December 31, 2018.

The note may be prepaid in whole or in part without premium or penalty to the extent that Mr. Young has not exercised his conversion rights.

Upon an event of default, Mr. Young may declare all amounts due under the note due and payable without the need to give notice or demand. Events of default under the note include the failure to pay any amount due under the note and a failure to remedy the nonpayment within five calendar days and the bankruptcy, liquidation, reorganization, dissolution, winding up or other similar event of the Company. From and after the occurrence of an event of default, amounts due under the note shall bear interest at a rate per annum equal to the lesser of 18% or the highest lawful rate, payable on demand.

Mr. Young has the option at any time and from time to time to convert all or a portion of the outstanding principal amount and accrued interest under the note into shares of the Company’s Common Stock at a conversion price of $0.003, subject to adjustment in the event of any stock dividend, stock split, combination and reclassification of our Common Stock.

The note may be transferred upon prior written notice to the Company to ensure compliance with applicable federal and state securities laws.

In further consideration for the $200,000 loan to the Company, the Company issued Mr. Young a warrant to purchase 32,166,667 shares of its Common Stock that may be exercised in whole or in part at any time and from time to time until the last calendar day of the month in which the fifth anniversary of the issuance date occurs.

The exercise price of the warrant is the greater of (i) $0.05 or (ii) 200% of the conversion price per share of Common Stock as defined in the convertible promissory note. If the market price of one share of Common Stock is greater than the exercise price, Mr. Young may elect a cashless exercise pursuant to the terms set forth in the warrant.

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The exercise price and the number of shares of Common Stock purchasable upon the exercise of the warrant are subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, combinations and reclassifications of our Common Stock, as well as the issuance of options or other rights to purchase Common Stock at a price less than the exercise price of the warrant.

Subject to applicable laws, the warrant may be transferred at Mr. Young’s option in compliance with applicable federal and state securities laws.

Policy Regarding Transactions with Related Persons

We do not have a formal, written policy for the review, approval or ratification of transactions between us and any director or executive officer, nominee for director, 5% stockholder or member of the immediate family of any such person that are required to be disclosed under Item 404(a) of Regulation S-K. However, our policy is that any activities, investments or associations of a director or officer that create, or would appear to create, a conflict between the personal interests of such person and our interests must be assessed by our Chief Executive Officer and must be at arms’ length.

ANNUAL REPORT ON FORM 10-K AND ADDITIONAL INFORMATION

Information Available

The Company is subject to the information and reporting requirements of the Exchange Act and in accordance with the Exchange Act, the Company files periodic reports, documents and other information with the SEC relating to its business, financial statements and other matters, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and any reports prior to or subsequent to that date. These reports and other information filed by the Company with the SEC may be inspected and are available for copying at the public reference facilities maintained at the SEC at 100 F Street NW, Washington, D.C. 20549.

The Company’s filings with the SEC are also available to the public from the SEC’s website, http://www.sec.gov. The Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and other reports filed under the Exchange Act, are also available to any stockholder at no cost upon request to: 7700 Windrose Ave. #G300, Plano TX 75024

Stockholder Communications

Stockholders wishing to communicate with the Board may direct such communications to the Company at 7700 Windrose Ave. #G300, Plano TX 75024, Attn: Joshua Campbell. Mr. Campbell will present a summary of all stockholder communications to the Board at subsequent Board meetings. The directors will have the opportunity to review the actual communications at their discretion.

Delivery of Documents To Security Holders Sharing An Address

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at 7700 Windrose Ave. #G300, Plano TX 75024. If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

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